UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of Earliest Event Reported): May 22, 2009

IRIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9172 Eton Avenue

Chatsworth, CA 91311

(Address of Principal Executive Offices/Zip Code)

(818) 709-1244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Beth Y. Karlan to the Board

On May 22, 2009, our board of directors resolved to increase the size of the board from seven directors to eight, and appointed Dr. Beth Y. Karlan as a director to fill the vacancy created upon the expansion in the size of the board. Dr. Karlan will receive an annual retainer of $42,000, plus a travel stipend of $1,250 per day, for travel of more than four hours, when attending board and committee meetings. Upon her appointment, Dr. Karlan also received (a) an initial award of equity compensation with a Black-Scholes value of $100,000, 25% in the form of restricted stock units and 75% in the form of non-qualified stock options with a term of 10 years, which equity vests over a one year period and (b) an annual award of equity compensation paid to non-employee directors with a Black-Scholes value of $100,000, 25% in the form of restricted stock units and 75% in the form of non-qualified stock options with a term of 10 years, which equity vests over a one year period.

Dr. Karlan is currently the Director of the Woman’s Cancer Research Institute at Cedar’s Sinai Medical Center in Los Angeles, CA and has served in such capacity since 2002. Dr. Karlan has also served as the Director of its Gynecologic Oncology division since 1995. Dr. Karlan is a professor of Obstetrics and Gynecology at the Geffen School of Medicine at UCLA and was appointed to such position in 2001. Dr. Karlan has authored over 120 peer-reviewed articles and has been the recipient of numerous honors and awards in her field. Dr. Karlan holds a Bachelor of Arts degree in Biochemical Sciences from Harvard-Radcliffe College and earned her Medical Degree from Harvard Medical School.

Prior to her appointment as a member of our board of directors, Dr. Karlan did not have any material relationship with us and no such relationship is currently proposed. Dr. Karlan does not have any family relationships with any of our other directors or executive officers.

A press release announcing Dr. Karlan’s appointment to the Board was issued by us on May 27, 2009, a copy of which is attached hereto as Exhibit 99.1.

Amendments to 1997 Stock Incentive Plan

On May 22, 2009, we amended the IRIS International, Inc. 2007 Stock Incentive Plan to (i) increase the maximum number of shares of common stock that may be issued pursuant to all types of awards granted under the plan from 1,750,000 to 3,300,000 shares, and (ii) increase the maximum number of shares of common stock that may be issued pursuant to incentive stock options granted under the plan from 1,750,000 to 3,300,000 shares. The plan amendments were adopted by our Board of Directors on April 10, 2009, and approved by our stockholders at the 2009 annual meeting of stockholders held on May 22, 2009. The number of shares available for award under the plan is subject to adjustment for certain corporate changes and based on the types of awards provided, all in accordance with the provisions of the plan.

A copy of Amendment No. 1 to the Iris International, Inc. 2007 Stock Incentive Plan is attached hereto as Exhibit 10.1.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment No. 1 to the Iris International, Inc. 2007 Stock Incentive Plan.

99.1	Press release dated May 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: May 29, 2009	By:	/s/ Peter L. Donato
Peter L. Donato,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to the Iris International, Inc. 2007 Stock Incentive Plan.

99.1	Press release dated May 27, 2009.

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